Grant Park Fund

Class A, B, and Global 3 Units

Monthly Performance Report • August 2017



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

Market Commentary: August 2017

Currencies: The U.S. dollar weakened slightly due in part to concerns recent, severe storm activities in the Southern U.S. may have on the U.S. economy. The New Zealand dollar weakened after the outlook for the countries economic growth for the next two years was downgraded. The British pound weakened as UK inflation fell by -0.1% from July.

Energy: Crude oil prices fell as ongoing disruptions from Hurricane Harvey kept refineries from buying crude oil. Natural gas and heating oil prices rose due to reports of shrinking inventories and forecasts for cooler weather.

Equities: Global equities were mixed as investors weighed geopolitical uncertainty, political policy risks, and historically low volatility. The Chinese markets and U.S. markets rose slightly while the European markets saw declines in the Dax and the Eurostoxx; FTSE prices rose for the month.

Fixed Income: Global fixed income prices rose with longer-duration fixed income investments performing well as investors sought safe-haven assets in reaction to potential military conflict involving North Korea.

Grains/Foods: Wheat prices fell over 13% on expectations of a large Russian wheat harvest. Corn and soybean markets fell after weather forecasts indicated favorable crop conditions and government forecasts projected very large corn and soybean harvests. Coffee prices declined due to oversupply. Lean hog prices dropped over 20% as production reached multi-month highs.

Metals: Precious metals markets moved higher as investors sought safe-haven assets as tensions rose over North Korea. Base metals prices rose on growing demand from China and on a variety of anti-pollution measures that could potentially limit supplies.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%					**-4.55%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%					**-4.97%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**

2003	2004	2005	2006	2007	2008	2009	2010	2011
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%					**-3.99%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**

2009	2010	2011
-6.04%	0.68%	-13.05%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A and B Units

Trading Performance by Sector


15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Aug
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
17%	6%	31%	19%	14%	13%

Global Units

Trading Performance by Sector


15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Aug
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
17%	6%	32%	19%	14%	12%

Sector Positions at Month-End


Commodities 33%
Financials 67%
Energy 6%
Grains 14%
Metals 13%
Currencies 17%
Equities 31%
Fixed Income 19%
Sep 16
Oct 16
Nov 16
Dec 16
Jan 17
Feb 17
Mar 17
Apr 17
May 17
June 17
July 17
Aug 17
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units	A and B Units
Class	3	Closed to New Investment
Account Type	Commission-based	
Minimum Investment	$5,000	
Retirement Account	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.	
Breakeven Level	7.02%	
Redemptions	Monthly after 90 days	
Penalty	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - August 2017	
Total Fund Assets (A,B, Legacy, Global)	$126M
12-Month Return	-8.50%
Average 12-Month Return	13.30%
36-Month Cumulative Return	-9.95%
60-Month Cumulative Return	-21.52%
Compounded Annualized ROR	9.46%
3-Year Compounded Annualized ROR	-3.43%
5-Year Compounded Annualized ROR	-4.73%
10-Year Compounded Annualized ROR	-1.00%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 6/17)	-35.99%
Average 1-month Gain	5.73%
Average 1-month Loss	-3.95%
# of Winning Months	176
# of Losing Months	168

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2007 - June 2017		
↑ ↓	Moved in Opposite Directions	47%
↑ ↑	Positive Results for Both	32%
↓ ↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2017 Dearborn Capital Management, LLC. All rights reserved.